Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2021 Second Quarter Results

PHOENIX, ARIZ. - May 6, 2021 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2021 second quarter ended March 31, 2021.

•New student starts in the second quarter increased 14.9% from the prior year quarter, while average active students increased 10.8%.
•Revenue of $77.7 million in the second quarter, a decrease of 6.1% compared to the prior year quarter.
•As part of its growth and diversification strategy, during the quarter the company announced plans to launch two new campuses and to acquire MIAT College of Technology.
•Management reaffirms fiscal year 2021 guidance given strong front-end demand and ongoing operating improvements.

“I’m pleased with the continued progress we made across our business and with our students this quarter as we saw accelerating improvement in our most important leading metrics.” said Jerome Grant, UTI’s Chief Executive Officer.

“This quarter we also took several meaningful steps as we begin to execute on our ambitious growth and diversification strategy. The announced acquisition of MIAT College of Technology will not only give us exposure to a new geographic market but will also allow us to quickly expand new programs in high-demand fields such as renewable energy, aviation, HVACR and robotics throughout our campus footprint. Additionally, the recently announced new campuses in Austin, TX and Miami, FL will be the first designed to utilize our fully blended learning model, which will allow for greater efficiency and space utilization and will expand our presence in growing markets.”

Grant continued, “I want to emphasize that these are just initial steps, and we are actively exploring additional growth opportunities that align with our broader strategy. Our strategy is focused on expanding UTI’s value proposition and delivering a high-quality technical education in multiple fields with strong demand and exciting career paths. We believe the need for our services and the education we provide is significant and growing across this country. We as a team look forward to continuing to execute on this strategy and moving this organization along the right path.”

Financial Results for the Three-Month Period Ended March 31, 2021 Compared to 2020

•New student starts increased 14.9% reflecting strong front-end demand across all channels.
•Revenues decreased 6.1% to $77.7 million compared to $82.7 million, which includes the deferral of $0.8 million of revenue related to the timing of completion of student make-up labs. The overall decrease is primarily attributable to lower average revenue per student driven by the pace in which students are progressing through their programs.
•Operating expenses decreased by 4.6% to $79.4 million, compared to $83.2 million. The decrease was primarily attributable to a $2.4 million decrease in occupancy costs due to multiple initiatives related to the ongoing real estate footprint rationalization, including the purchase of the Avondale, Arizona campus in December 2020. The remaining year over year decrease is primarily attributable to lower travel and entertainment and advertising costs, along with other benefits from cost reduction and productivity improvement initiatives.
•Operating loss was $1.7 million, compared to a loss of $0.5 million.
•Net loss was $1.5 million, compared to net income of $10.1 million. Adjusted net loss* was $0.8 million compared to adjusted net income* of $0.3 million. The prior year net income included a $10.8 million income tax benefit resulting from the application of revised net operating loss carryback regulations from the CARES Act.

•Basic and diluted (loss) income per share (EPS) were $(0.09) compared to $0.18.
•Adjusted EBITDA* was $2.8 million, compared to $3.1 million.

“The overall strength in the front-end of our business and our improving operating performance puts us in excellent position to achieve our guidance for the year, which we believe would set us exceptionally well for fiscal 2022” said UTI Chief Financial Officer Troy Anderson. “With the strong momentum in our base business, as well as the expected accretive effects of our announced initiatives and potential additional opportunities for growth, we are very excited for what the future of this business holds. Assuming the successful execution of the MIAT acquisition and launch of our two new campuses within the planned timelines, we estimate average annual revenue growth should exceed 10% over the next several years, resulting in revenue solidly over $500 million by fiscal 2025, with adjusted EBITDA margin in excess of 20%. Our expected growth and margin expansion are critical components for driving shareholder value creation.”

Balance Sheet and Liquidity

At March 31, 2021, UTI’s total available liquidity was $78.5 million consisting of $59.0 million of cash and cash equivalents and $19.5 million of short-term, held-to-maturity securities. The company continues to explore potential financing opportunities for the Avondale campus to increase available capital.

Financial Results for the Six-Month Period Ended March 31, 2021 Compared to 2020

•New student starts increased 17.5%.
•Revenues decreased 9.5% to $153.8 million compared to $170.0 million. Similar to the three months ended, the overall decrease is primarily attributable to lower average revenue per student driven by the pace in which students are progressing through their programs.
•Operating expenses decreased by 6.9% to $154.7 million, compared to $166.2 million, primarily due to a $4.2 million decrease in occupancy costs, a $3.3 million decrease in compensation, benefits and severance expenses from lower headcount and productivity improvements, along with lower travel and entertainment and advertising expenses, and benefits from continued cost efficiency initiatives.
•Operating loss was $0.9 million, compared to operating income of $3.8 million.
•Net loss was $0.5 million, compared to net income of $14.8 million. Adjusted net income* was $0.3 million, compared to $7.2 million. The prior year net income included a $10.8 million income tax benefit resulting from the application of revised net operating loss carryback regulations from the CARES Act.
•Basic and diluted EPS were $(0.09) compared to $0.25.
•Adjusted EBITDA* was $7.1 million, compared to $13.1 million.
•Operating cash flow provided $17.5 million, compared to $10.9 million.
•Adjusted free cash flow* provided cash of $10.4 million, compared to $6.7 million.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Total new student starts	2,405	2,093	4,332	3,687
Average undergraduate full-time active students	11,356	10,246	11,585	10,923
End of period undergraduate full-time active students	10,945	7,373	10,945	7,373

For UTI’s most recent investor presentation and quarterly financial supplement, please see the “Events” section of its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2021 second quarter ended March 31, 2021, on Thursday, May 6, 2021, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through May 20, 2021, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 10155360.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods. In the quarter ended March 31, 2021, UTI introduced Adjusted Net Income (Loss) as a new non-GAAP measure replacing Adjusted Operating Income, which it believes is a better performance indicator of UTI’s business given its expected profitability and the impact of multiple strategic initiatives. Additional details on this measure are provided below and the tables reconciling this measure to the most directly comparable GAAP measure.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Net Income (Loss)

UTI defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, costs related to the purchase of our Avondale, Arizona campus, the income tax benefit recorded as a result of the CARES Act, severance expenses due to the CEO transition, and costs related to the teach-out and closure of the Norwood, MA campus. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s expectation of exposure to new geographic markets and quick expansion into high-demand fields, and the resulting improvements in business; (2) UTI’s ability to maintain open campuses during the global pandemic and complete curriculum with in-person labs; (3) UTI’s execution and exploration of additional growth opportunities; (4) UTI’s expectation that it will meet its fiscal year 2021 guidance for new student start growth (decline), revenue growth, net income, Adjusted EBITDA and Adjusted Free Cash Flow; (5) UTI’s expected accretive effects of its announced initiatives and additional growth opportunities; (6) UTI’s expectation of the successful closing of the MIAT acquisition, the successfully integration of MIAT with UTI and the launch of two new campuses within the planned timeframe; (7) UTI’s belief that the new campuses will allow for higher margins; (8) UTI’s expectation that its average annual revenue growth will exceed 10% over the next several years, resulting in revenue over $500 million by fiscal 2025, with Adjusted EBITDA margin in excess of 20% and CAGR in excess of 10%; (9) UTI’s estimate that revenue growth will exceed 20% and Adjusted EBITDA margin will be in the low teens in fiscal 2022; and (10) UTI’s belief that it will successfully implement its blended learning programs in its new campuses opening in 2022. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 55-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Robert Winters or Wyatt Turk
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues	$77,709	$82,717	$153,834	$169,951
Operating expenses:
Educational services and facilities	40,480	42,909	79,811	85,785
Selling, general and administrative	38,890	40,307	74,909	80,411
Total operating expenses	79,370	83,216	154,720	166,196
(Loss) income from operations	(1,661)	(499)	(886)	3,755
Other income (expense):
Interest income, net	7	344	59	680
Other income (expense), net	73	(507)	355	(329)
Total other income (expense), net	80	(163)	414	351
(Loss) income before income taxes	(1,581)	(662)	(472)	4,106
Income tax benefit	34	10,804	8	10,720
Net (loss) income	$(1,547)	$10,142	$(464)	$14,826
Preferred stock dividends	1,312	1,309	2,625	2,632
Net (loss) income available for distribution	$(2,859)	$8,833	$(3,089)	$12,194

Earnings per share:
Net (loss) income per share - basic	$(0.09)	$0.18	$(0.09)	$0.25
Net (loss) income per share - diluted	$(0.09)	$0.18	$(0.09)	$0.25

Weighted average number of shares outstanding:
Basic	32,762	28,379	32,709	27,013
Diluted	32,762	28,644	32,709	27,320

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2021	September 30, 2020
Assets
Cash and cash equivalents	$58,965	$76,803
Restricted cash	12,817	12,116
Held-to-maturity investments	19,502	38,055
Receivables, net	19,809	35,411
Notes receivable, current portion	5,307	5,184
Prepaid expenses	8,262	6,121
Other current assets	6,431	6,489
Total current assets	131,093	180,179
Property and equipment, net	114,921	72,743
Goodwill	8,222	8,222
Notes receivable, less current portion	28,996	27,609
Right-of-use assets for operating leases	147,651	144,663
Other assets	9,462	8,565
Total assets	$440,345	$441,981

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$49,088	$51,891
Deferred revenue	40,954	40,694
Accrued tool sets	3,251	3,148
Operating lease liability, current portion	19,565	23,666
Other current liabilities	1,901	2,241
Total current liabilities	114,759	121,640
Deferred tax liabilities, net	674	674
Operating lease liability	140,136	134,089
Other liabilities	8,318	9,056
Total liabilities	263,887	265,459
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,896 and 32,730 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	142,383	141,002
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 shares	(365)	(365)
Retained deficit	(34,416)	(32,971)
Total shareholders’ equity	176,458	176,522
Total liabilities and shareholders’ equity	$440,345	$441,981

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(464)	$14,826
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,851	5,894
Amortization of right-of-use assets for operating leases	8,117	11,840
Bad debt expense	415	571
Stock-based compensation	1,782	1,006
Deferred income taxes	—	345
Training equipment credits earned, net	155	419
Other losses, net	(135)	227
Changes in assets and liabilities:
Receivables	12,277	3,058
Prepaid expenses	(2,987)	(1,347)
Other assets	(535)	16
Notes receivable	134	652
Accounts payable and accrued expenses	(1,480)	4,784
Deferred revenue	260	(6,132)
Income tax receivable	2,685	(10,893)
Accrued tool sets and other current liabilities	244	11
Operating lease liability	(9,159)	(12,734)
Other liabilities	(633)	(1,646)
Net cash provided by operating activities	17,527	10,897
Cash flows from investing activities:
Purchase of held-to-maturity securities	—	(41,562)
Proceeds from maturities of held-to-maturity securities	18,189	—
Purchase of property and equipment	(49,919)	(5,164)
Proceeds from disposal of property and equipment	6	32
Return of capital contribution from unconsolidated affiliate	150	142
Net cash used in investing activities	(31,574)	(46,552)
Cash flows from financing activities:
Proceeds from equity offering	—	49,137
Payment of preferred stock cash dividend	(2,625)	(2,632)
Payment of finance leases	(64)	(37)
Payment of payroll taxes on stock-based compensation through shares withheld	(401)	(527)
Net cash (used in) provided by financing activities	(3,090)	45,941
Change in cash, cash equivalents and restricted cash	(17,137)	10,286
Cash and cash equivalents, beginning of period	76,803	65,442
Restricted cash, beginning of period	12,116	15,113
Cash, cash equivalents and restricted cash, beginning of period	88,919	80,555
Cash and cash equivalents, end of period	58,965	76,606
Restricted cash, end of period	12,817	14,235
Cash, cash equivalents and restricted cash, end of period	$71,782	$90,841

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net (loss) income	$(1,547)	$10,142	$(464)	$14,826
Interest income, net	(7)	(344)	(59)	(680)
Income tax benefit	(34)	(10,804)	(8)	(10,720)
Depreciation and amortization	3,569	3,230	6,851	6,572
EBITDA	$1,981	$2,224	$6,320	$9,998
Acquisition related costs	789	—	789	—
Severance expense due to CEO transition	—	—	—	1,531
Norwood, MA campus EBITDA	—	906	—	1,583
Adjusted EBITDA, non-GAAP	$2,770	$3,130	$7,109	$13,112

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2021	2020
Net cash provided by operating activities, as reported	$17,527	$10,897
Purchase of property and equipment	(49,919)	(5,164)
Free cash flow, non-GAAP	(32,392)	5,733
Adjustments:
Purchase of Avondale, Arizona campus	45,240	—
Income tax refund received from CARES tax benefit	(2,739)	—
Acquisition related costs paid	184	—
Severance payment due to CEO transition	140	1,078
Cash outflow associated with Norwood, MA campus operating activities	—	(107)
Adjusted free cash flow, non-GAAP	$10,433	$6,704

Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net (loss) income	$(1,547)	$10,142	$(464)	$14,826
Add back: Income tax benefit	(34)	(10,804)	(8)	(10,720)
(Loss) income before income taxes	(1,581)	(662)	(472)	4,106
Adjustments:
Acquisition related costs	789	—	789	—
Severance expense due to CEO transition	—	—	—	1,531
Norwood, MA campus operating loss	—	983	—	1,739
Adjusted (loss) income before income taxes	(792)	321	317	7,376
Income tax effect: benefit (expense)	17	20	(5)	(226)
Adjusted net (loss) income, non-GAAP	$(775)	$341	$312	$7,150

GAAP effective income tax rate(1)	2.2%	(6.2)%	1.7%	3.1%

(1) The GAAP effective income tax rate for the three and six months ended March 31, 2020 has been adjusted to remove the impact of the income tax benefit recorded as a result of the CARES Act.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Salaries expense	$32,926	$32,454	$64,716	$67,208
Employee benefits and tax	5,215	6,542	11,038	12,679
Bonus expense	3,553	3,146	7,456	7,521
Stock-based compensation	1,309	993	1,857	1,007
Total compensation and related costs	$43,003	$43,135	$85,067	$88,415

Advertising expense	$10,592	$11,564	$19,622	$21,017
Occupancy expense, net of subleases	7,702	10,097	16,240	20,405
Depreciation and amortization	3,569	3,230	6,851	6,572
Contract services expense	2,290	2,073	4,209	3,902